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                                   EXHIBIT 4.8

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                      PETRO STOPPING CENTERS HOLDINGS, L.P.
                      PETRO HOLDINGS FINANCIAL CORPORATION

                                   AS ISSUERS,

                                       AND

         U.S. BANK NATIONAL ASSOCIATION, A NATIONAL BANKING ASSOCIATION,

                                 AS SUCCESSOR TO

                      STATE STREET BANK AND TRUST COMPANY,

                                   AS TRUSTEE

                       -----------------------------------

                             SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 9, 2004

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                       15% SENIOR DISCOUNT NOTES DUE 2008

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     This Supplemental Indenture is dated as of February 9, 2004, among Petro
Stopping Centers Holdings, L.P., a Delaware limited partnership (the "Company"), and Petro Holdings Financial Corporation, a Delaware Corporation and wholly-owned subsidiary of the Company ("PFC" and, together with the Company, the "Issuers"), as Issuers, and U.S. Bank National Association, a national banking association, as successor to State Street Bank and Trust Company, a Massachusetts trust company, as Trustee (the "Trustee").

     WHEREAS, the Issuers and the Trustee entered into an Indenture, dated as of July 23, 1999 (the "Indenture"), pursuant to which the Issuers issued 15% Senior Discount Notes due 2008, which were subsequently exchanged for substantially identical 15% Senior Discount Notes due 2008 that were registered under the Securities Act of 1933 (the "Notes") (capitalized terms used herein without definition have the respective meanings given to them in the Indenture);

     WHEREAS, Section 8.2 of the Indenture provides that with the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuers and the Trustee may enter into an indenture or indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, including the definitions therein, except in certain cases where consent of the Holder of each outstanding Note affected is required;

     WHEREAS, the Issuers and the Trustee desire to amend the Indenture with the consent of Holders of not less than a majority in aggregate principal amount of the outstanding Notes;

     WHEREAS, Holders of not less than a majority of the aggregate principal amount of the outstanding Notes have consented to the execution and delivery of this Supplemental Indenture;

     WHEREAS, concurrently with the execution and delivery of this Supplemental Indenture, the Issuers have completed a tender offer for the Notes.

     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers and the Trustee covenant and agree for the benefit of each other and for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                    ARTICLE I

     Section 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

     Section 1.02  Effective as of the date hereof:

          (a)  Section 4.2 "SEC Reports" shall be deleted in its entirety;

          (b) Section 4.6 "Limitation on Debt" shall be deleted in its entirety;

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          (c)  Section 4.7 "Limitation on Issuance and Sale of Capital Interests
in Restricted Subsidiaries" shall be deleted in its entirety;

          (d) Section 4.8 "Limitation on Restricted Payments" shall be deleted in its entirety;

          (e) Section 4.10 "Limitation on Transactions with Affiliates" shall be deleted in its entirety;

          (f) Section 4.11 "Limitations on Liens" shall be deleted in its entirety;

          (g) Section 4.13 "Limitation on Creation of Unrestricted Subsidiaries" shall be deleted in its entirety;

          (h) Section 4.15 "Limitation on Sale and Leaseback Transactions" shall be deleted in its entirety;

          (i) Section 4.16 "Payments for Consent" shall be deleted in its entirety;

          (j) Section 4.17 "Limitation on Conduct of Business of PFC" shall be deleted in its entirety;

          (k) Section 4.20 "Maintenance of Properties and Insurance" shall be deleted in its entirety;

          (l) Section 5.1 "Limitation on Merger, Conveyance, Transfer and Lease" shall be deleted in its entirety and replaced with the following:

          "Section 5.1 Limitation on Merger, Conveyance, Transfer and Lease.
          ------------------------------------------------------------------

          (a) The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes a Restricted Subsidiary), or transfer all or substantially all of the assets of the Company to any other Person, unless:

          (i)  either:

          (a)  the Company shall be the continuing Person; or

          (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company (such Person, the "Surviving Entity"),

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          (1)  shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and

          (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture;

          provided that at any time the Company or its successor is a limited partnership, there shall be a co-issuer of the Notes that is a corporation;

          (ii) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition comply with the requirements of this Indenture.

          For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

          Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or PFC, as the case may be, under this Indenture with the same effect as if such Surviving Entity had been named as the Company or PFC therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company or PFC, as the case may be, pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

          (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.1, the Company shall deliver or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with."

          (m) Paragraphs (6) and (7) of Section 6.1 "Events of Default" shall be deleted in their entirety.

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     Section 1.03  Effective as of the date hereof Section 4 "Indenture" of each
Note shall be deleted in its entirety and replaced with the following:

          "4. Indenture. The Issuers issued the Notes under an Indenture dated as of July 23, 1999, as amended by the Supplemental Indenture, dated as of February 9, 2004 (as it may be further amended or supplemented from time to time in accordance with the terms the thereof) (the "Indenture"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms. Each Holder by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture.

          The Notes are general unsecured senior obligations of the Issuers. Subject to the conditions set forth in the Indenture and without the consent of the Holders, the Issuers may issue an unlimited principal amount of Add-On Notes. All Notes will be treated as a single class of securities under the Indenture."

                                   ARTICLE II

     Section 2.01 Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect accordance with their terms.

     Section 2.02 Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

     Section 2.03 The Trustee has accepted the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the forgoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and PFC, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company or PFC by corporate action or otherwise, (c) the execution hereof by the Company and PFC, or (d) the consequences (direct or indirect and whether deliberant or inadvertent) of any amendment herein provided for, and validity or sufficiency of the solicitation or the consent solicitation materials or procedure in connection therewith.

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     Section 2.04  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING
SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW RULES. THE ISSUERS HEREBY IRREVOCABLE SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE TO THE FULLEST EXTENT THAT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHTS OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMPEL LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

     Section 2.04 The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.


                           [Signature Page to Follow]


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     IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date and year first written above.

                                          PETRO STOPPING CENTERS HOLDINGS, L.P.


                                          By:
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                                              Name:  J. A. Cardwell, Sr.
                                              Title: Chief Executive Officer,
                                                     President

                                          PETRO HOLDINGS FINANCIAL CORPORATION


                                          By:
                                              ----------------------------------
                                              Name:  J. A. Cardwell, Sr.
                                              Title: President

                                          U.S. BANK NATIONAL ASSOCIATION, A
                                          NATIONAL BANKING ASSOCIATION, AS
                                          SUCCESSOR TO STATE STREET BANK AND
                                          TRUST COMPANY, as Trustee


                                          By:
                                              ----------------------------------
                                              Name:
                                              Title:


                  Signature Page to the Supplemental Indenture